Exhibit 23.1

CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT

REGISTERED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-44204, 333-34648, 33-86930, 33-90392, 33-96620, 33-97490, and 333-132447) and on Form S-8 (Nos. 333-45118, 333-40508, 333-44212, 33-41027, 333-142980, 333-13387, 333-13359, 333-13357, 33-80988, 333-56244, 333-48110, 333-35276, 333-34622, 333-94999, 333-92885, 333-87039, 333-55983, 333-55991, 333-34671, 333-81414, 333-102747, 33-88992, 33-94790, 333-133830, 333-115123, 333-128427 and 333-152966) of our reports dated February 25, 2009 relating to the consolidated financial statements and financial statement schedules of PMC-Sierra Inc. (which report expressed an unqualified opinion and includes an explanatory paragraph relating to the Company’s adoption of Statement of Financial Accounting Standard No. 157, Fair Value Measurements, effective January 1, 2008) and the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of PMC-Sierra Inc. for the year ended December 28, 2008.

/s/ DELOITTE & TOUCHE LLP

Independent Registered Public Accountants

Vancouver, Canada

February 25, 2009